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                                                                   EXHIBIT 23.3

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the use of our report dated March 7, 1997 and to all references to our Firm included in or made a part of this registration statement (Registration Statement File No. 333-70011).


Cleveland, Ohio,
May 7, 1999